CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of this Registration Statement on Form S-8 (No. 33-39237) of our report dated November 21, 1995 on the Annual Report of the Interpoint Corporation Savings and Investment Plan on Form 11-K for the year ended May 31, 1995.

/s/PRICE WATERHOUSE LLP
Seattle, Washington
November 21, 1995